EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of The Peoples BancTrust Company, Inc. on Form S-3 (File No. 33-60935) and Form S-8 (File No. 333-43363 and File No. 333-77109) of our report dated February 28, 2000, on our audits of the consolidated financial statements of The Peoples BancTrust Company, Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 which report is incorporated by reference in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
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Birmingham, Alabama
March 29, 2000